Exhibit 32.1

ROSEWIND CORPORATION

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the filing of the quarterly report on Form 10-Q for the quarter ended March 31, 2015 (the “Report”) by Rosewind Corporation (the “Company”), each of the undersigned hereby certifies that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 19, 2015	/s/ Joshua R. Disbrow
Joshua R. Disbrow
Chief Executive Officer

Dated: May 19, 2015	/s/ Gregory A. Gould
Gregory A. Gould
Chief Financial Officer